    As filed with the Securities and Exchange Commission on October 9, 1997.

                                                      Registration No. 333-10893
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        --------------------------------

                             HARBINGER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



                           GEORGIA                                            58-1817306
(State or Other Jurisdiction of Incorporation or Organization)  (I.R.S. Employer Identification Number)
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                           1055 LENOX PARK BOULEVARD
                            ATLANTA, GEORGIA  30319
                                 (404) 467-3000
          (Address, Including Zip Code and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

            -------------------------------------------------------

                              LOREN B. WIMPFHEIMER
                           DIRECTOR OF LEGAL AFFAIRS
                             HARBINGER CORPORATION
                           1055 LENOX PARK BOULEVARD
                            ATLANTA, GEORGIA  30319
                                 (404) 467-3000
                              (404) 467-3476 (FAX)
               (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)


                                    Copy to:
                           LARRY W. SHACKELFORD, ESQ.
                        MORRIS, MANNING & MARTIN, L.L.P.
                         1600 ATLANTA FINANCIAL CENTER
                           3343 PEACHTREE ROAD, N.E.
                            ATLANTA, GEORGIA  30326
                                 (404) 233-7000
                              (404) 365-9532 (FAX)




     On August 27, 1996, Harbinger Corporation, a Georgia corporation (the "Company"), filed Registration Statement No. 333-10893 on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, to register the resale by certain selling shareholders of up to 743,125 shares (the "Shares") of the common stock, $.0001 par value per share, of the Company. On August 30, 1996, the Registration Statement was declared effective by the SEC.

     Pursuant to its undertaking in the Registration Statement and Rule 478 under the Act, the Company hereby terminates the Registration Statement and removes from registration all Shares which were registered but as of the date of this Amendment No. 1 to the Registration Statement have not been sold .

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on October 9, 1997.

                                   HARBINGER CORPORATION


                                   By: /s/ Joel G. Katz
                                       ------------------------------------
                                       Joel G. Katz
                                       Chief Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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

              *          Chairman of the Board of Directors          October 9, 1997
-----------------------
C. Tycho Howle

              *          Chief Executive Officer and Director        October 9, 1997
-----------------------  (Principal Executive Officer)
David T. Leach

/s/ James C. Davis       President, Chief Operating Officer          October 9, 1997
-----------------------  and Director
James C. Davis

/s/ Joel G. Katz         Chief Financial Officer and Secretary       October 9, 1997
-----------------------  (Principal Financial Officer and Principal
Joel G. Katz             Accounting Officer)


              *          Director                                    October 9, 1997
-----------------------
William D. Savoy

              *          Director                                    October 9, 1997
-----------------------
William B. King

              *          Director                                    October 9, 1997
-----------------------
Stuart L. Bell

/s/ Benn R. Konsynski    Director                                    October 9, 1997
-----------------------
Benn R. Konsynski

                         Director
-----------------------
Klaus Neugebauer

/s/ Ad Nederlof          Director                                    October 9, 1997
-----------------------
Ad Nederlof


* By: /s/ Joel G. Katz                                               October 9, 1997
-----------------------
       Joel G. Katz
       Attorney-in-Fact
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